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                                                                    Exhibit 23.2






                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on OxyVinyls, LP consolidated financial statements as of December 31, 2000 and 1999, and for the year ended December 31, 2000, and for the period from April 30, 1999 through December 31, 1999 incorporated by reference in this Form 10-K, into PolyOne Corporation's previously filed Registration Statement File Nos. 33-29624, 33-66128, 2-70755, 33-29622,
33-35654, 33-38938, 33-41461, 33-45420, 33-51517, 33-51519, 33-51555, 33-51513,
33-51497, 33-51499, 33-51491, 33-51507, 33-51503, 33-51501, 33-53093, 33-57021,
33-80522, 33-80262, 33-62112, 33-65520, 33-65518, 33-92398, 333-81027,
333-81025, 333-47796, and 333-48002.

/s/ Arthur Andersen LLP

Dallas, Texas
March 27, 2001